Exhibit 99.2

                                 PRESS RELEASE



FOR IMMEDIATE RELEASE                   CONTACT:

Tremont Corporation                     Mark A. Wallace
1999 Broadway, Suite 4300               Vice President & Chief Financial Officer
Denver, Colorado  80202                 303-296-5600


                     TREMONT DECLARES THIRD QUARTER DIVIDEND


         DENVER,  COLORADO . . . July 31, 2000 . . . Tremont  Corporation (NYSE:
TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on September 29, 2000 to stockholders of record as of the close of business on September 15, 2000.

         Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through Victory Valley Land Company, L.P.




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